Exhibit 99.1

First Eagle Alternative Capital BDC Reports First Quarter 2021

Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – May 6, 2021 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2021. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a second fiscal quarter 2021 dividend of $0.10 per share payable on June 30, 2021, to stockholders of record as of June 15, 2021.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of March 31, 2021
Total assets	$386.3
Investment portfolio, at fair value	$363.0
Net assets	$191.7
Net asset value per share	$6.37
Weighted average yield on investments	7.0%

	Quarter Ended March 31, 2021	Quarter ended March 31, 2020
Portfolio activity
Total portfolio investments made, at par	$25.6	$33.5
Total portfolio investments made, at cost	$25.2	$33.2
Number of new portfolio investments	6	3
Number of portfolio investments at end of period	54	46
Operating results
Total investment income	$7.2	$7.9
Net investment income	$3.3	$2.7
Net increase (decrease) in net assets from operations	$9.5	$(66.2)
Net investment income per share	$0.11	$0.09
Dividends declared per share	$0.10	$0.21

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, the Company closed on six new investments totaling $20.6 million at par and an additional $5.0 million at par in follow-on investments, including delayed draw and revolver fundings.

New investments during the first quarter at par were:

•	$3.2 million first lien senior secured term loan in Marlin DTC-S Midco 2, LLC;

•	$2.5 million first lien last out term loan in Revlon Consumer Products Corporation; and

•	$14.9 million in 4 broadly syndicated first lien senior secured term loans that are intended to be held on a short-term basis.

Notable realizations for the quarter included:

•	Repayment of a first lien senior secured term and delayed draw loans in AppFire Technologies, LLC at par, which resulted in total proceeds received of $3.2 million, including a prepayment premium; and

•	Repayment of a first lien senior secured term loan in Neiman Marcus Group LTD LLC, which resulted in proceeds of $3.0 million, including a prepayment premium.

As of March 31, 2021, these transactions, coupled with changes in net unrealized appreciation in the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $363.0 million across 54 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$253.0	69.7%
Investment in Logan JV	71.4	19.7%
Second lien debt	22.4	6.2%
Equity investments	7.4	2.0%
Subordinated debt	5.9	1.6%
Investments in funds	2.9	0.8%

Total investments	$363.0	100.0%

As of March 31, 2021, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 7.0 percent. As of March 31, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.5 million and fair value of $7.8 million, or 3.7 percent and 2.1 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2021, 97 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2020, which had a fair value of $337.7 million across 51 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2020 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$233.7	69.2%
Investment in Logan JV	68.1	20.2%
Second lien debt	22.1	6.5%
Subordinated debt	5.8	1.7%
Equity investments	5.1	1.5%
Investments in funds	2.9	0.9%

Total investments	$337.7	100.0%

As of December 31, 2020, the weighted average yield of the debt and income-producing securities, including Logan JV, in the investment portfolio at their cost basis was 7.1 percent. As of December 31, 2020, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.5 million and fair value of $7.4 million, or 3.9 percent and 2.2 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2020, 97 percent of the Company’s income-producing debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR, which may be subject to interest rate floors.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended March 31, 2021 and 2020 is presented below ($ in millions):

	Three months ended March 31,
	2021	2020
Interest income on debt securities
Cash interest	$4.9	$4.5
PIK interest	0.1	—
Prepayment premiums	0.1	—
Net accretion of discounts and other fees	0.3	0.2

Total interest on debt securities	5.4	4.7
Dividend income	1.6	3.0
Other income	0.2	0.2

Total investment income	$7.2	$7.9

The decrease in investment income between the three month periods was primarily due to the reduction of dividend income due to a reduction in the size of the Logan JV and the sale of C&K Markets in December 2020. The decrease in investment income was partially offset by an increase in interest income due to the expansion of the portfolio, as well as prepayment premiums received during the period.

Expenses

A breakdown of expenses for the three months ended March 31, 2021 and 2020 is presented below ($ in millions):

	For the three months ended March 31,
	2021	2020
Expenses
Interest and fees on borrowings	$2.8	$3.4
Base management fees	0.9	1.0
Incentive fees	—	(0.4)
Other expenses	0.9	0.9
Administrator expenses	0.2	0.3

Total expenses	4.8	5.2
Management fee waiver	(0.9)	—

Total expenses, net of fee waivers	3.9	5.2
Income tax provision, excise and other taxes	—	0.1

Total expenses after taxes	$3.9	$5.3

The decrease in expenses between the three month periods was due primarily to lower interest and fees on our Credit Facility due to a reduction in borrowings outstanding and lower unused fees resulting from a decrease in outstanding commitments, offset by a small increase to our spread and the addition of a LIBOR floor on the revolver. Additionally, we waived the base management fees during the three months ended March 31, 2021, which contributed to the reduction in total expenses (net of fee waivers) compared to the prior three month period.

Net investment income

Net investment income totaled $3.3 million and $2.7 million for the three months ended March 31, 2021 and 2020, respectively, or $0.11 and $0.09 per share, respectively, based upon 30,109,384 and 29,813,268 weighted average common shares outstanding, respectively.

The increase in net investment income between the three month periods is primarily attributable to an increase in interest income earned on the debt securities in the portfolio, reduced borrowing costs on the Credit Facility, and waived base management fees during the three month period ended March 31, 2021. The increase was partially offset by reduced dividend income.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2021, the Company recognized a net realized loss on portfolio investments of $3.1 million, primarily related to a $1.9 million realized loss in connection with the write-off of its equity holdings in Alex Toys, LLC and $1.1 million in realized losses in connection with a reduction in the expected proceeds from certain escrows. The realized loss on Alex Toys, LLC was completely offset by the reversal of unrealized depreciation. For the three months ended March 31, 2020, the Company recognized a net realized loss on portfolio investments of $1.6 million, primarily related to a reduction in expected proceeds from escrows.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended March 31, 2021 and 2020, the Company’s investment portfolio had a net change in unrealized appreciation (depreciation) of $9.7 million and ($67.7) million, respectively.

The net change in unrealized appreciation on investments during the three months ended March 31, 2021 was primarily due to the increase in the fair value of the Logan JV along with other portfolio assets, as a result of market conditions and portfolio company performance. Additionally, the disruptions caused by the novel coronavirus (“COVID-19”) and the restrictions put in place contributed to the overall write-downs in the portfolio in the prior period.

Change in net assets resulting from operations

The net increase (decrease) in net assets resulting from operations totaled $9.5 million and ($66.2) million, or $0.32 and ($2.22) per share based upon 30,109,384 and 29,813,268 weighted average common shares outstanding, for the three months ended March 31, 2021 and 2020, respectively.

The increase in net assets from operations between the three month periods is due primarily to significant unrealized losses recognized in the three month period ended March 31, 2020, and unrealized gains on investments recognized in the three month period ended March 31, 2021.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2021, the Company had cash of $13.2 million.

As of March 31, 2021, the Company had $177.8 million in outstanding borrowings, which was comprised of $66.2 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of March 31, 2021, borrowings outstanding had a weighted average interest rate of 5.36 percent. For the three months ended March 31, 2021, the Company borrowed $18.0 million and repaid $9.5 million under the revolving credit facility.

For the three months ended March 31, 2021, the Company’s operating activities provided cash of $0.2 million primarily in connection with the purchase and sale of portfolio investments. Financing activities provided $8.5 million from net borrowings on the credit facility and used $3.0 million for distributions to stockholders and $0.1 million for the payment of financing costs.

For the three months ended March 31, 2020, the Company’s operating activities provided cash of $9.1 million primarily in connection with investment activity. Financing activities provided $15.5 million from borrowings on the credit facility and used $6.2 million for distributions to stockholders and $2.2 million to repurchase common stock.

RECENT DEVELOPMENTS

From April 1, 2021 through May 6, 2021, First Eagle Alternative Credit BDC made new investments totaling $9.1 million and follow-on investments, including revolver and delayed draw fundings, totaling $2.2 million with a combined weighted average yield of 8.4%. Additionally, First Eagle Alternative Capital BDC received proceeds of $7.5 million, including a prepayment premium, from the repayment of our first lien debt in Whitney, Bradley & Brown, Inc. First Eagle Alternative Credit BDC received proceeds of $8.6 million, including a prepayment premium, from the repayment of our first lien debt in Communication Technology Intermediate.

On May 4, 2021, the Board declared a dividend of $0.10 per share payable on June 30, 2021 to stockholders of record at the close of business on June 15, 2021.

On May 4, 2021, our Board authorized a new $10.0 million stock repurchase program, which, unless extended by our board of directors, will expire on May 5, 2022 and may be modified or terminated at any time for any reason without prior notice. We plan to retire all shares of common stock that we purchase in the future in connection with the program. As required by applicable securities laws, we are notifying stockholders that from time to time we may repurchase shares of our common stock under this program.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on May 7, 2021, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 4195954. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 17, 2021, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 4195954. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2021 (unaudited)	December 31, 2020
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $267,935 and $250,928, respectively)	$264,569	$243,855
Controlled investments (cost of $148,855 and $148,373, respectively)	98,394	93,826
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	1	1
Cash	13,197	7,615
Escrows and other receivables	2,336	3,508
Interest, dividends, and fees receivable	2,802	2,659
Deferred tax assets	2,229	2,222
Deferred financing costs	1,678	1,757
Distributions receivable	112	97
Prepaid expenses and other assets	685	628
Deferred offering costs	180	180
Due from affiliate	87	85

Total assets	$386,270	$356,433

Liabilities:
Loans payable	$66,161	$57,661
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $1,737 and $1,932, respectively)	109,870	109,675
Payable for investments purchased	14,883	—
Accrued expenses and other liabilities	1,598	1,924
Deferred tax liability	2,011	1,673
Accrued incentive fees	—	156
Accrued interest and fees	74	149

Total liabilities	194,597	171,238
Commitments and contingencies
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,109 and 30,109 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	30	30
Paid-in capital in excess of par	418,379	418,379
Accumulated deficit	(226,736)	(233,214)

Total net assets	$191,673	$185,195

Total liabilities and net assets	$386,270	$356,433

Net asset value per share attributable to First Eagle Alternative Capital BDC, Inc.	$6.37	$6.15

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2021	2020
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$5,113	$4,936
PIK interest income	123	49
Other income	155	52
From non-controlled, affiliated investments:
Other income	41	82
From controlled investments:
Cash interest income	188	(276)
Dividend income	1,568	3,007
Other income	—	38

Total investment income	7,188	7,888
Expenses:
Interest and fees on borrowings	2,366	2,703
Base management fees	879	1,024
Incentive fees	—	(411)
Administrator expenses	221	327
Other general and administrative expenses	299	334
Amortization of deferred financing costs	408	651
Professional fees	416	371
Directors’ fees	169	176

Total expenses	4,758	5,175
Management fee waiver	(879)	—

Total expenses, net of fee waivers	3,879	5,175
Income tax provision, excise and other taxes	26	52

Net investment income	3,283	2,661
Realized (Loss) Gain and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(3,144)	214
Non-controlled, affiliated investments	—	(1,565)
Controlled investments	—	(263)

Net realized loss on investments	(3,144)	(1,614)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	5,594	(24,973)
Non-controlled, affiliated investments	—	—
Controlled investments	4,087	(42,700)

Net change in unrealized appreciation (depreciation) on investments	9,681	(67,673)

Net realized and unrealized gain (loss) from investments	6,537	(69,287)
(Provision) benefit for taxes on unrealized gain/loss on investments	(331)	470

Net increase (decrease) in net assets resulting from operations	$9,489	$(66,156)

Net investment income per common share:
Basic and diluted	$0.11	$0.09
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.32	$(2.22)
Weighted average shares of common stock outstanding:
Basic and diluted	30,109	29,813

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.FEACBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Michael Herzig (212) 829-101

michael.herzig@feim.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Kenneth Mintz

(516) 468-8019

kmintz@stantonprm.com